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                                                                 EXHIBIT 10.30


                                   NET LEASE

                       DEERWOOD PARK OF INDUSTRY, LOT #8

         THIS LEASE AGREEMENT ("Lease") made as of the 1st day of May, 1996 by and between Deerwood Realty Partners, Ltd., having an address at 1505 N.W. 167th Street, Miami, Florida 33169 ("Landlord") and Precision Response Corporation, having an address at 1505 N.W. 167th Street, Miami, Florida 33169 ("Tenant").

                                   ARTICLE 1
                          PREMISES; TERM; DEFINITIONS

         SECTION 1.1 PREMISES. Landlord demises and leases to Tenant, and Tenant leases and takes from Landlord, premises legally described on Exhibit "A" ("Premises").

         SECTION 1.2 TERM. The term of the Lease ("Lease Term") shall commence as of the date of the acquisition of the Premises by Landlord ("Commencement Date") and shall expire on the last day of the month following the fifth anniversary of the Commencement Date. Tenant has one option to extend the Lease Term for a period of five years on the same terms as are contained in this Lease other than the right of further extension. In no event shall the Lease Term be extended beyond 10 years and 30 days from the Commencement Date. Any exercise of Tenant's option to extend the Lease Term shall be effective only if made at least 240 days prior to the then termination date of the Lease provided Tenant is not in default under this Lease at the time of exercise of such option and at the time of commencement of the extended term. Time shall be of the essence by the latest date upon which Tenant may exercise its option. Upon the exercise of the option, the phrase "Lease Term" shall mean the term of this Lease as extended by the exercise of such option.

         SECTION 1.3 DEFINITIONS. As used in this Lease, the following terms shall have the meanings set forth below:


                 (a) "Interest Rate" means the lesser of (i) the maximum rate per annum permitted to be collected from the Party obligated for payment or (ii) 18% per annum.

                 (b) "Lease Year" means a period of 365 consecutive days (366 in any leap year); the first Lease Year shall commence on the first day of the month following the Commencement Date and each Lease Year thereafter shall commence on an anniversary of the first Lease Year.

                 (c) "Legal Requirements" includes: all ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts; rules and regulations of the Insurance Service Office, any insurance rating organization or other body exercising similar functions; and the provisions of applicable insurance policies in effect with respect to the Premises.

                 (d) "Mortgage" means any mortgage, deed of trust or security instrument which creates a lien on or interest in the Premises.


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                 (e)      "Mortgagee" shall mean the holder of any Mortgage.

                 (f) "Parties" shall mean both, and "Party" shall mean either, Landlord and Tenant.

                 (g) "Tenant" shall mean the party named as tenant in this Lease and any party succeeding to the interest of Tenant in this Lease in accordance with its provisions.


                                   ARTICLE 2
                                      RENT

         SECTION 2.1 RENT AND ADDITIONAL RENT. Tenant covenants and agrees to pay to Landlord at the address of Landlord specified in or furnished pursuant to the terms of this Lease, during the Lease Term: rental at the rate of $30,000.00 per annum in monthly installments of $2,500.00 in advance on the first day of each month ("Rent"); together with costs, expenses and other payments which Tenant, by virtue of any of the provisions of this Lease, assumes or agrees to pay ("Additional Rent"). The Rent and Additional Rent shall be paid to Landlord without notice, demand, abatement, deduction, or set-off. Any installment of Rent or Additional Rent not paid when due shall thereafter bear, as a "late charge", interest at the Interest Rate. Such late charge shall be deemed to be Additional Rent. In the event that the Commencement Date or expiration date of this Lease is on a date other than the first day and last day respectively of any month, then the Rent for such month shall be prorated.

         SECTION 2.2 COST OF LIVING ADJUSTMENT. For the period beginning with the commencement of the second Lease Year and on the commencement of each Lease Year thereafter, Rent shall be subject to an increase in proportion to the increase in the U.S. Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Employees (all items, U.S. City Average 1982-84=100) ("Index"). Rent for each Lease Year beginning with the second Lease Year shall be computed by multiplying the Rent payable for the immediately preceding year ("Prior Year Rent") by a fraction, the numerator of which shall be the amount of the Index as of the month of February immediately prior to the Lease Year for which an adjustment is being made ("Current Index") and the denominator of which is the Index as of February of the immediately prior year ("Prior Index"). The computation expressed in formula terms is as follows:

New Rent = Prior Year Rent x Current Index
                             -------------
                             Prior Index.

Should the Index be discontinued, Landlord and Tenant shall agree on a substitute index or formula having the same general acceptance as to use and reliability as the Index. If the Parties are unable to agree to a substituted index, then the same shall be submitted to arbitration pursuant to and in accordance with the rules of the American Arbitration Association in Dade County, Florida. This provision shall apply during any extension of the Term pursuant to Section 1.2.

         SECTION 2.3 NET LEASE. It is the purpose and intent of Landlord and Tenant that the Rent and Additional Rent shall be absolutely net to Landlord during the entire Lease Term. To such end, any and all costs, expenses and obligations of every kind and nature whatsoever (except interest and





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principal payable under any Mortgage) relating to the Premises which may arise or may become due during the Lease Term shall be paid by Tenant and Landlord shall be indemnified and saved harmless by Tenant from and against the same.
No abatement, diminution or reduction of Rent or Additional Rent, or any other charges or compensation shall be claimed by or allowed to Tenant, or any persons claiming under Tenant, under any circumstances, whether for inconvenience, discomfort, interruption of business or otherwise, arising from the making of alterations, changes, additions, improvements or repairs to the Premises or any part thereof by virtue or because of any present or future Legal Requirements, or by virtue or arising from, and during, the restoration of the Premises after destruction or damage by fire or other cause or by any taking or condemnation of the Premises.

                                   ARTICLE 3
                                  IMPOSITIONS

         SECTION 3.1 TENANT'S OBLIGATION. Tenant shall pay when due all of the following, referred to collectively as "Impositions" and individually as an "Imposition": (a) all real estate taxes, special or general assessments, water and sewer rents and other all governmental charges of whatever nature, imposed against the Premises, any Personal Property or any rent; (b) all sales, use and similar taxes which at any time may be levied, assessed or payable on account of the leasing or use of the Premises; and (c) all charges for utilities (including water, sewer, garbage and electricity) and communications services rendered to or used on the Premises. The provisions of this Section shall not require Tenant to pay any municipal, state or federal income taxes assessed against Landlord or any municipal, state or federal capital levy, estate, succession, inheritance, franchise or transfer taxes of Landlord. Should any assessments be payable in installments, Tenant may pay same in installments. Tenant shall furnish to Landlord bills of the appropriate taxing authority respecting any Imposition marked "PAID" or otherwise reflecting and evidencing that the same has been paid. If there is any change in the system of taxation which is in substitution for, or in addition to, the present system and should any governmental authority having jurisdiction over all or any portion of the Premises impose a tax and/or assessment of any kind or any nature upon, against, measured by or with respect to the rentals payable to Landlord under this Lease or with respect to the ownership of the Premises by Landlord (or any individual or entity forming the Landlord), then such tax and/or assessment shall be deemed to constitute "Impositions" for the purposes of this Lease and for which Tenant is responsible. Impositions payable for the tax year in which this Lease commences and/or expires shall be prorated between Landlord and Tenant.

         SECTION 3.2 RIGHT TO CONTEST. Tenant may contest or review any Impositions provided (a) Tenant deposits with Landlord such security as Landlord reasonably requests, (b) such contest is conducted in good faith and would not subject the Premises to the danger of being lost or forfeited and (c) such contest would not subject Landlord to any fine or penalty.

         SECTION 3.3 ESCROWS. If, under any Mortgage, there is a provision requiring advance deposits of Impositions with such Mortgagee, then Tenant agrees to make such deposits. In the event no Mortgage requires deposits for Impositions, Landlord may require Tenant to make such payments to Landlord at any time during the Lease Term. Upon demand from Landlord, Tenant agrees to deposit with Landlord, on the first day of each and every month during so much of the Lease Term as this Section is operative, one-twelfth of the Impositions demanded by Landlord, on the first day of each and every month during so much of the Lease Term as this Section is operative, and shall deposit,





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at least 30 days prior to the due date for any such Impositions, such additional deposit may be necessary so that Landlord shall have received from Tenant amounts sufficient to pay such Impositions in full when due. The deposits required under this Section 3.3 shall be deemed Additional Rent.

         SECTION 3.4  REDUCTIONS IN ASSESSED VALUE.

                 (a) Tenant shall have a right to seek a reduction in the valuation of the Premises assessed for tax purposes and to prosecute any action or proceeding in connection therewith. Provided this Lease is in full force and effect, Tenant shall be authorized to collect and retain any tax refund obtained by virtue of reduction in the valuation of the Premises by Tenant's efforts. Landlord shall not be required to join in any such proceedings unless the provisions of any law, rule or regulation in effect at the time shall require that such proceedings be brought by and/or in the name of Landlord or any owner of the Premises, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name. Landlord shall not be subject to any liability for the payment of any costs or expenses in connection with any such proceedings and Tenant shall indemnify and same harmless Landlord from any such costs, expenses and attorneys' fees.

                 (b) Landlord may, if Landlord desires, endeavor at any time or times to obtain a lowering of the assessed valuation upon the Premises for the purpose of reducing taxes. Tenant will cooperate in effecting such a reduction and will pay the costs of such up to an amount equal to the tax savings.

                                   ARTICLE 4
                                   SURRENDER

         SECTION 4.1 CONDITION OF PREMISES. Tenant shall on the last day of the Lease Term or upon an earlier termination of this Lease, or upon any re-entry into the Premises pursuant to Article 18, surrender the Premises to Landlord without delay in good order, condition and repair, reasonable wear and tear excepted. The Premises shall be surrendered free and clear of all liens and encumbrances other than those, if any, created by Landlord, and without any payment or allowance for any personalty on the Land at the time of the surrender, whether or not the same, or any part thereof, shall have been paid for or purchased by Tenant.

         SECTION 4.2 TENANT'S PROPERTY. Any personal property, fixtures and furnishings of Tenant remaining on the Premises after Tenant vacates may, at the option of Landlord, be deemed to have been abandoned by Tenant and either may be retained by Landlord as Landlord's property or be disposed of without accountability in any manner as Landlord may see fit. Tenant shall be entitled to remove Tenant's personal property if Tenant repairs all damage caused by such removal. Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant or any occupant of the Premises.

                                   ARTICLE 5
                                   INSURANCE





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         SECTION 5.1  SCOPE OF COVERAGE.  During the Lease Term, Tenant shall continuously and at all times provide and keep in force:

                 (a) insurance against liability for personal injury and property damage in such amounts as Landlord may from time to time reasonably require, but in no event less than $3,000,000 for personal injury and $500,000 for property damage;

                 (b) workmen's compensation insurance during such time as any work is being performed on the Premises;

                 (c) such other insurance, coverage and amounts as may from time to time by required by Landlord which other insurance shall insure against such other insurable hazards as at the time are commonly insured against in the case of premises similarly situated.

         SECTION 5.2 REQUIRED PROVISIONS. All insurance provided by Tenant shall be carried in favor of Landlord, Tenant, all Mortgagees and any other party or parties designated by Landlord, as their respective interests may appear. Hazard insurance shall provide that loss, if any, shall be payable to the holder of a Mortgage under a standard mortgagee clause. All insurance shall be taken in such responsible companies and such forms of policies as Landlord shall approve. The original insurance policies shall be delivered to Landlord, or, when requested, to the holder of any Mortgage, in which case copies of the policies or certificates of such insurance shall be delivered by Tenant to Landlord. Each of the policies shall contain (i) the agreement of the insurer to give Landlord and Mortgagee, if any, at least 30 days notice prior to cancellation or change in said policies or any one of them, (ii) waiver of subrogation rights against Landlord by Tenant's insurers, (iii) agreement that said policies are primary and non-contributing with any insurance that may be carried by Landlord, (iv) a statement that the insurance shall not be invalidated should any insured waive in writing prior to any loss any or all right of recovery against any party for loss accruing to the property described in the insurance policy, and (v) a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Tenant shall procure policies for all such insurance for a period of not less than one year and shall deliver to Landlord and/or Landlord's designee evidence of the payment of premiums. Tenant shall procure renewals from time to time at least 60 days prior to expiration of any policy. Upon the expiration of the Lease Term, provided Tenant shall not then be in default under this Lease, Landlord shall apportion and pay to Tenant the unearned premiums on all transferable insurance then carried by Tenant as required by this Article 5.

         SECTION 5.3 ESCROW. If, under any Mortgage, there is a provision requiring advance deposits for insurance premiums for insurance maintained with respect to the Premises, then Tenant agrees to make such deposits to Landlord. In the event no Mortgage requires such deposits Landlord may, upon demand, require the same at any time during the Lease Term. Upon such demand, Tenant agrees to deposit with Landlord, on the first day of each month, during so much of the Lease Term as this Section is operative, one-twelfth of the insurance premiums for insurance then in effect and, at least 30 days prior to the due date for payment, the amount of any premiums necessary to keep the insurance required in full force and effect after allowance for amounts previously deposited.

                                   ARTICLE 6





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                 LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS

         If Tenant at any time fails to fulfill any of Tenant's obligations, including, without limitation, maintenance or delivery of any of the insurance policies required by Article 5, or should Tenant fail to make any other payment or perform any other act on Tenant's part to be made or performed, then Landlord, after 10 days' notice to Tenant (or without notice in case of an emergency) and without waiving or releasing Tenant from any obligation in this Lease, may (but shall be under no obligation to) make any other payment or perform any other act on Tenant's part to be made or performed under this Lease and enter the Premises for such purpose. All costs and expenses incurred by Landlord for such performance, including reasonable attorneys' fees, together with interest thereon at the Interest Rate from the respective dates of Landlord's payment, shall constitute Additional Rent and shall be paid by Tenant to Landlord on demand.

                                   ARTICLE 7
                             MAINTENANCE AND REPAIR

         SECTION 7.1 TENANT'S OBLIGATION. Throughout the Lease Term, and notwithstanding any Legal Requirements requiring Landlord to maintain and repair the Premises (which such requirements are expressly waived by Tenant), Tenant will maintain the Premises in good condition and repair, subject to ordinary wear and tear, and in a safe and clean condition. Tenant will make all necessary or desirable repairs, exterior, structural, non-structural, ordinary, extraordinary and foreseeable and unforeseeable. Upon the commencement of any work or alteration or repair, Tenant shall provide Landlord notice of same and Landlord shall be permitted to post on and affix to the Premises proper notice of non-responsibility. All repairs made by Tenant shall be, to the extent possible, identical or superior in quality, value and class to the original work. Tenant shall comply with the provisions of Article 9 in making repairs as if they were Alterations. The term "repairs" shall include, but not be limited to, all necessary replacements, renewals, alterations, additions and betterments to the Premises.

         SECTION 7.2 AS IS CONDITION. Landlord shall not be required to (i) furnish any services or facilities to the Premises. Tenant assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises. Tenant accepts the Premises "as is" subject to existing zoning, existing state of title, any Mortgage and existing condition of the Premises. Tenant waives any defects in the Premises and any failure by Landlord to deliver the Premises in good condition.

                                   ARTICLE 8
                        COMPLIANCE; HAZARDOUS MATERIALS

         SECTION 8.1  COMPLIANCE WITH LEGAL REQUIREMENTS.   Tenant will
promptly comply with all present and future Legal Requirements, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises or to the use or manner of use of the Premises or to the owners, tenants or occupants thereof, whether or not such Legal Requirements shall necessitate structural changes or improvements or interfere with the use and enjoyment of the Premises.





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         SECTION 8.2  HAZARDOUS MATERIALS.  Tenant shall not, without the prior consent of Landlord, cause or permit, knowingly or unknowingly, any Hazardous Material to be brought or remain upon, kept, used, discharged, leaked, or emitted in or about, or treated at the Premises. "Hazardous Material" means any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products and those items included within the terms "Hazardous Substance" and "Hazardous Waste" as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. Section 6901 et seq. To obtain Landlord's consent, Tenant shall prepare an "Environmental Audit" for Landlord's review. Such Environmental Audit shall list: (1) the name(s) of each Hazardous Material and a Material Safety Data Sheet (MSDS) as required by the Occupational Safety and Health Act; (2) the volume proposed to be used, stored and/or treated at the Premises (monthly); (3) the purpose of such Hazardous Material; (4) the proposed on-premises storage location(s); (5) the name(s) of the proposed off-premises disposal entity; and (6) an emergency preparedness plan in the event of a release. Additionally, the Environmental Audit shall include copies of all required federal, state, and local permits concerning or related to the proposed use, storage, or treatment of any Hazardous Material at the Premises. Tenant shall submit a new Environmental Audit whenever it proposes to use, store, or treat a new Hazardous Material at the Premises or when the volume of existing Hazardous Materials to be used, stored, or treated at the Premises expands by 10% during any 30 day period. If Landlord, in its reasonable judgment, finds the Environmental Audit acceptable, then Landlord shall deliver to Tenant Landlord's consent. Notwithstanding such consent, Landlord may revoke its consent upon: (1) Tenant's failure to remain in full compliance with applicable environmental permits and/or any other requirements under any federal, state, or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement (including but not limited to CERCLA and RCRA), related to environmental safety, human health, or employee safety; (2) Tenant's business operations pose or potentially pose a human health risk to other Tenants; or (3) Tenant expands its use, storage, or treatment of any Hazardous Material in a manner inconsistent with the safe operation of a shopping center. Should Landlord consent to Tenant bringing, using, storing or treating any Hazardous Material in or upon the Premises, Tenant shall strictly obey and adhere to any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements (including but not limited to CERCLA and RCRA), which in any way regulate, govern or impact Tenant's possession, use, storage, treatment or disposal of said Hazardous Material. In addition, Tenant represents and warrants to Landlord that (1) Tenant shall apply for and remain in compliance with any and all federal, state or local permits in regard to any Hazardous Material; (2) Tenant shall report to any and all applicable governmental authorities any release of reportable quantities of any Hazardous Material as required by any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements; (3) Tenant, within 5 days of receipt, shall send Landlord a copy of any notice, order, inspection report, or other document issued by any governmental authority relevant to Tenant's compliance status with environmental or health and safety laws; and, (4) Tenant shall remove from the Premises all Hazardous Materials at the termination of this Lease.

                 In addition to, and in no way limiting, Tenant's duties and obligations as set forth in this Lease, should Tenant breach any of its duties and obligations as set forth in this Section, or if the presence of any Hazardous Material on the Premises results in contamination of the Premises, any





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land other than the Land, the atmosphere, or any water or waterway (including groundwater), or if contamination of the Premises by any Hazardous Material otherwise occurs for which Tenant is otherwise legally liable to Landlord for resulting damages, Tenant shall indemnify, save harmless and, at Landlord's option and with attorneys approved by Landlord, defend Landlord, and its contractors, agents, employees, partners, officers, directors, and mortgagees, if any, from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of the rentable or usable space or of any amenity of the Premises and sums paid in settlement of claims and for attorney's fees, consultant fees and expert fees, which may arise during or after the Lease Term or any extension thereof as a result of such contamination). This includes, without limitation, costs and expenses, incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because the presence of any Hazardous Material on or about the Premises, or because of the presence of any Hazardous Material anywhere else which originated or otherwise emanated from Tenant or the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall, at its sole expense, promptly take all actions and expense as are necessary to return the Premises and/or the Center to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided, however, that Landlord's approval of such actions shall first be obtained.

                                   ARTICLE 9
                                  ALTERATIONS

         SECTION 9.1  ALTERATIONS.   Tenant shall have the right, at any
time and from time to time during the Lease Term, to make changes, alterations improvements and additions (collectively and individually referred to as "Alterations") in or to the Premises, provided Tenant shall first secure the prior consent of Landlord and the holder of any Mortgage requiring consent. Landlord may withhold Landlord's consent to any Alterations in Landlord's unfettered discretion. Notwithstanding the preceding sentence, Tenant may improve the Premises for use as a parking area by grading, compacting and graveling or paving the Premises. All Alterations are and shall be deemed to immediately become part of the Premises subject to compliance with the following conditions:

                 (a) Except as indicated in this section, no Alterations shall be undertaken without the prior consent of Landlord and the holder of any Mortgage requiring consent. Landlord may withhold Landlord's consent to structural changes, including changes in the plumbing, heating, cooling and electrical systems, in Landlord's complete discretion but Landlord shall not unreasonably withhold Landlord's consent to nonstructural changes. Should any dispute between the Parties arise regarding whether a given change is structural or nonstructural, the determination of Landlord on the issue shall be final.

                 (b) No Alterations shall be undertaken until Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Landlord shall join in the application for such permits or authorizations whenever such action is necessary, but shall be indemnified and held harmless from





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and against any and all loss, expense, liability and attorneys' fees resulting from Landlord's joinder in such application.

                 (c) Except for construction of the parking area described above, any structural or nonstructural Alterations involving an estimated cost of more than $20,000.00 shall be conducted under the supervision of an architect or engineer selected by Tenant and approved by Landlord (such approval not to be unreasonably withheld). No structural Alterations shall be made except in accordance with detailed plans and specifications and cost estimates prepared and approved in writing by such architect or engineer and by Landlord.

                 (d) Any Alterations shall, when completed, be of such a character as not to reduce the value of the Premises below its value immediately prior to such Alterations.

                 (e) Any Alterations shall be made promptly and in a first-class and workmanlike manner and in compliance with all applicable Legal Requirements.

                 (f) The cost of such Alterations shall be paid promptly so that the Premises shall at all times be free of liens for labor and material supplied or claimed to have been supplied to the Premises.

                 (g) Tenant shall maintain during the period of such Alterations workmen's compensation insurance covering all persons employed in connection with the work being performed and contractor's liability insurance for the mutual benefit of Tenant and Landlord with limits of not less than $2,000,000 in the event of bodily injury to one person, $5,000,000 in the event of bodily injury to any number of persons in any one occurrence, and $500,00 for property damage. All such insurance shall be issued by a company or companies approved by Landlord, such approval not to be unreasonably withheld. All policies or certificates therefor, together with evidence satisfactory to Landlord of payment of premiums shall be delivered to Landlord, or, when appropriate, to any Mortgagee, in which case copies of the policies or certificates of such insurance shall be delivered by Tenant to Landlord.

                                   ARTICLE 10
                               DISCHARGE OF LIENS

         SECTION 10.1 NO LIENS. Tenant will not create or permit to be created or to remain and will discharge any lien, encumbrance of charge which might be or become a lien, encumbrance of charge upon any part of the Premises. Tenant will not suffer any other matter or thing whereby Landlord's estate, right and interest in the Premises might be impaired. Tenant shall not encumber, pledge or otherwise mortgage Tenant's interest in the Premises or in this Lease and shall not pledge any Personalty. If any construction lien is filed against any part of the Premises, Tenant, within 30 days after notice of the filing, will cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. Should Tenant fail to cause such lien to be discharged within such period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by payment of the amount claimed due or by deposit or by bonding proceedings. In such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of





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the judgment in favor of the lienor with interest, costs and allowances.  Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, together with interest at the Interest Rate from the respective dates of payment by Landlord, shall constitute Additional Rent payable by Tenant to Landlord on demand.

         SECTION 10.2 NOTICE OF NON-RESPONSIBILITY. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or material man for any specific improvements, alteration to or repair of the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Premises.

                                   ARTICLE 11
                                USE OF PREMISES

         SECTION 11.1 PERMITTED USE. Tenant shall use the Premises solely as a parking lot for its telemarketing business located at the Deerwood Park of Industry and related lawful purposes. Tenant will not suffer any act to be done or any condition to exist on any part of the Premises, or any article to be brought thereon, which (i) may be dangerous, unless safeguarded as required by law, (ii) may, in law, constitute a nuisance, public or private, (iii) may make void or voidable any insurance then in force, or (iv) may in any way endanger the continued use of the Premises for retail purposes. Tenant shall not use or permit the use of the Premises or any part thereof for any purpose which in the reasonable opinion of Landlord would adversely affect their then value or character.

         SECTION 11.2 NO DEDICATION. Tenant shall not suffer or permit any portion of the Premises to be used by the public as such, without restriction, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises.

                                   ARTICLE 12
                           ASSIGNMENT AND SUBLETTING

         SECTION 12.1 CONSENT REQUIRED. Tenant shall not have the right to assign this Lease or sublet the Premises at any time without prior consent of Landlord, which consent may be withheld in Landlord's sole and unfettered discretion.


         SECTION 12.2 TENANT'S OBLIGATION. In the event Landlord consents to any sublease, Tenant will perform and observe all of the terms to be performed or observed by Tenant as sublandlord under all present and future subleases. Tenant will indemnify and hold Landlord harmless from any and all liabilities, claims and causes of action arising under any sublease. Tenant assumes and shall be responsible for and liable for all acts and omissions on the part of any sublessee, and any violation of any of the terms, of this Lease, whether by act or omission, by any sublessee shall constitute a violation and breach by Tenant. Landlord's consent to any assignment or sublease shall not be deemed of waiver of the requirement of Landlord's consent to any further assignment or subletting.

         SECTION 12.3 ASSIGNMENT OF SUBLEASES. As additional security to Landlord under this Lease, Tenant assigns to Landlord, subject to prior assignments in favor of holders of any existing Mortgage, (i) all of Tenant's right, title and interest in and to all subleases now or subsequently in effect and (ii) all rents due or to become due thereon. This assignment is conditional and not to become operative until the occurrence of an Event of Default. Upon such occurrence, Landlord shall apply any net amount actually collected and received by it from subtenants to the Rent and Additional Rent due under this Lease. No collection of such amounts by Landlord from any assignee or sublessee shall constitute a waiver of any of the provisions of this Lease or an acceptance of the assignee or sublessee as a tenant or a release of Tenant from performance by Tenant of its obligations under this Lease. Tenant will not directly or indirectly collect or accept any payment or rent under any sublease more than one month in advance of the date when the same shall become due. Upon the expiration of the Lease Term or sooner termination of this Lease, Tenant shall forthwith pay to Landlord the then amount of any sublessee's prepaid rents, security deposits and accrued interest thereon, if any, which have been received therefor by Tenant and have not been theretofore applied to defaults in accordance with the respective subleases, and shall also assign and deliver to Landlord all then existing subleases. Tenant agrees to indemnify and save Landlord harmless from and against any claim or lien against Landlord or the Premises for the return of any security deposits under any subleases, unless such securities have been turned over to Landlord pursuant to this Section. Tenant may bring proceedings against any sublessee in Tenant's own name and in the name of Landlord, provided, however, that Landlord incurs no cost or expenses thereby.

                                   ARTICLE 13
                          INDEMNIFICATION OF LANDLORD

         SECTION 13.1 INDEMNITY BY TENANT. Tenant will indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon, incurred by or asserted against Landlord or which involve Landlord directly or indirectly during the Lease Term for: (a) any work or thing done in, on or about the Premises; (b) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Premises; (c) any negligence on the part of Tenant or any of its agents, contractors, servants, employees, licensees, invitees, tenants or occupants;
(d) any injury or death to any person or damage to or loss of property occurring in, on or about the Premises; and (e) any failure on the part of Tenant to perform or comply with any provisions of this Lease.

         SECTION 13.2 DEFENSE OF LANDLORD. If any action or proceeding is brought against Landlord by reason of any claim described in Section 13.1, Tenant, upon notice from Landlord, will either defend such action or proceeding with counsel approved by Landlord, such approval not to be unreasonably withheld, or satisfy the claim.

                                   ARTICLE 14
                             DAMAGE OR DESTRUCTION

         SECTION 14.1 TERMINATION OR RESTORATION. If the Premises shall be destroyed or damaged by fire or other casualty of any kind (including any casualty for which insurance was not obtained or obtainable), including any damage caused by Tenant, Tenant shall give Landlord immediate notice and promptly repair, and restore the Premises. If Tenant is not in default, Landlord shall make available all proceeds received by Landlord under insurance policies covering such loss provided for in Article 5 on such terms as Landlord shall reasonably determine. Landlord shall disburse the proceeds to such parties making the repairs as restoration shall progress, or to Tenant if Tenant shall make or pay for such repairs or rebuilding. If the insurance proceeds are insufficient to repair or rebuild, Tenant shall nevertheless provide and pay the additional sums required. Any excess proceeds shall be paid to Landlord. Landlord's agreement to make available insurance proceeds shall be subject to the rights of any Mortgagee, including, without limitation, the right to apply all or part of such insurance proceeds towards its Mortgage.

         SECTION 14.2 EFFECT ON LEASE. Except as otherwise specifically provided, this Lease shall not terminate or be affected in any manner by reason of damage or destruction to the Premises, the untenantability of the Premises or any other reason whatsoever. Tenant waives any rights now or subsequently conferred upon Tenant by statute or otherwise to quit or surrender this Lease or the Premises, or to any suspension, diminution, abatement or reduction of rent on account of any such destruction or damage.

                                   ARTICLE 15
                                  CONDEMNATION

         SECTION 15.1 If the whole or substantially all of the Premises shall be taken or condemned by any competent authority by the exercise of any right of eminent domain or in condemnation proceedings ("Taking"), then this Lease and the Lease Term shall cease and terminate as of the date upon which title vests in such authority. The Rent shall be apportioned and paid up to said date. For the purpose of this Article "substantially all of the Premises" shall be deemed to have been taken or condemned if the portion not taken, would not, if repaired or reconstructed, constitute a complete rentable parking lot building with space approximately similar to that existing on the date hereof to enable the conduct of business substantially as it is now being conducted as of this date.

         SECTION 15.2 WAIVER OF CLAIMS TO AWARD. All awards for such Taking shall be paid to Landlord. Tenant shall not be entitled to any part of any award and Tenant waives any claim for the "bonus" value of Tenant's leasehold interest, loss of business, or any other claim Tenant might be able to assert against Landlord or the condemning authority by reason of such Taking.

         SECTION 15.3 PARTIAL CONDEMNATION. In the event of a partial Taking not involving substantially all of the Premises, the Rent and Additional Rent thereafter due and payable shall not be reduced or abated. Tenant shall proceed diligently to repair and restore any remaining part of the Premises not so taken so that the latter shall be a complete parking lot in first-class condition and repair. Provided Tenant is not in default this Lease, Landlord agrees to make available the award received, less all necessary and proper expenses paid or incurred in the Taking, for the cost of repair and restoring for use and occupancy the part of the Premises not so taken. The repairs shall be done in accordance with and subject to the provisions of Article 9; the award shall be disbursed in the manner set forth in Article 14 with respect to insurance proceeds. Any balance of the award thereafter remaining shall be the sole and exclusive property of Landlord. Landlord's agreements contained in this Section shall be subject to the rights of any Mortgagee, including, without limitation, the right to apply all or part of such award toward its Mortgage. In the event of any such application, Tenant shall nevertheless repair and restore the Premises as provided in this Section.

         SECTION 15.4 TEMPORARY TAKING. If the temporary use of the whole or any part of the Premises shall be taken at any time during the Lease Term for any public or quasi-public purpose by any lawful power or authority, by the exercise of the right of condemnation or of eminent domain, or by agreement between Tenant and those authorized to exercise such right, Tenant shall give prompt notice thereof to Landlord and the Lease Term shall not be reduced or affected in any way. Tenant shall continue to pay in full the Rent and Additional Rent. Tenant shall be entitled to, and shall receive the entire award for such Taking (whether paid by way of damages, rent or otherwise) unless the period of occupation and use by the sovereign shall extend beyond the Lease Term, in which case the award made for such Taking shall be apportioned between Landlord and Tenant. Any award payable to Tenant shall be held by Landlord in a separate account as security for Tenant's performance of Tenant's obligations under this Lease and shall be applied monthly to payment of Rent and Additional Rent. At the termination of any such use or occupation of the Premises by the sovereign all damages and awards therefor arising out of the failure of the sovereign all damages and awards therefor arising out of the failure of the sovereign to repair and restore the Premises at the expiration of the such temporary Taking. Any recovery or sum received by Tenant as an award or compensation for physical damage to the Premises caused by and during the temporary Taking shall be deemed a trust fund held by the party who receives the same, to be used exclusively for the purpose of repairing or restoring such damage, any excess to be retained by Landlord.

                                   ARTICLE 16
                                 SUBORDINATION

         This Lease and the rights of Tenant are subordinate to any Mortgage now or subsequently affecting the Premises and any renewals, extensions, modifications, or replacements thereof. This subordination shall be automatic and self-operative. Tenant shall, on demand, at any time or times, execute, acknowledge and deliver to Landlord any and all instruments requested to confirm, acknowledge or perfect such subordination.

                                   ARTICLE 17
                             INSPECTION BY LANDLORD

         SECTION 17.1  ACCESS.    Tenant will permit Landlord and Landlord's
authorized representatives to enter the Premises at all reasonable times for the purpose of (i) inspecting, (ii) making any necessary repairs and performing any work that may be necessary by reason of Tenant's failure to make any repairs or perform any work and (iii) performing any tests or environmental audits, including without limitation, any Phase 2 environmental audit.
Landlord shall not be under any duty to do any such work and performance by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. The costs of any tests and/or environmental audits shall be paid by Tenant if they disclose a condition requiring repair, replacement or remediation.

         SECTION 17.2 RIGHT TO EXHIBIT PREMISES. Landlord shall have the right to enter the Premises at all reasonable times during usual business hours at any time during the Lease Term for the purpose of showing the same to prospective purchasers, lessees, mortgagees or others.

         SECTION 17.3 EXCLUSIVE CONTROL. Tenant is and shall be in exclusive control and possession of the Premises. Landlord shall in no event be liable for any injury or damage to any property or to persons on or about the Premises, nor for any injury or damage to any property of Tenant, or of any other person. The provisions permitting Landlord to enter and inspect the Premises are made for the purpose of enabling Landlord to determine whether Tenant is complying with the Lease and to render performance upon Tenant's failure.

                                   ARTICLE 18
                  DEFAULT; CONDITIONAL LIMITATIONS; NO WAIVER

         SECTION 18.1 EVENTS OF DEFAULT. Each of the following shall be an Event of Default:

                 (a) A decree or order by a court or determination by an appropriate regulatory or governmental agency that Tenant is bankrupt or insolvent, or Tenant's instituting of proceedings to be adjudged a voluntary bankrupt, or consenting to the filing of a bankruptcy proceeding against Tenant, or Tenant's invoking any law for the aid of debtors, or consenting to the filing of any such petition, or making an assignment for the benefit of creditors, or admitting in writing Tenant's inability to pay its debts generally as they become due;

                 (b) If Tenant fails to pay Landlord any rent or Additional Rent under this Lease as and when the same become due and payable;

                 (c) If Tenant shall fail to make any deposit required under Articles 3 or 5 as and when the same shall become due and payable;

                 (d) If Tenant fails to perform any of the other obligation of Tenant other than those specified in this Article, and in any such case non-performance continues for a period of 30 days after notice to Tenant, or, if such performance cannot be reasonably performed within such 30 day period, Tenant fails to commence such performance within such 30 day period or thereafter fails to diligently proceed therewith to completion;

                 (e)      If Tenant vacates or abandons the Premises;

                 (f) If this Lease or the estate of Tenant hereunder is transferred to or pass to any other person or party, or if the Premises are sublet;

                 (g) If a levy under execution or attachment is made against Tenant and Tenant's property and such execution or attachment is not vacated or removed by court order, bonding or otherwise within a period of 30 days thereafter.

         SECTION 18.2 REMEDIES OF LANDLORD. Upon the happening of any Event of Default, Landlord may, at any time thereafter, give notice to Tenant specifying such Event or Events of Default, and stating that this Lease and the Lease Term, or Tenant's right to possess the Premises, shall expire and terminate on a date specified which shall be at least 3 days after the giving of such notice. Upon the date specified in such notice, subject to the provisions of
Section 18.3, this Lease and the Lease Term, or Tenant's right to possess the Premises, shall expire and terminate as if that date were the expiration date specified in this Lease. Upon occurrence of an Event of a Default, Landlord may, at Landlord's option take any one or more of the following actions: (i) bring eviction proceedings against Tenant and distraint on Tenant's property, but if the proceeding is terminated, Landlord may, upon any subsequent default, commence successive eviction proceedings and enter successive judgments for possession of the Premises; (ii) re-enter and repossess the Premises, and Tenant agrees to immediately surrender the same to Landlord but upon re-entry Tenant shall remain liable to Landlord for a sum equal to all Rent and Additional Rent for the remainder of the Lease Term; (iii) if Landlord reenters, repair and alter the Premises as Landlord deems advisable and/or relet the Premises for the any part of the remainder of the term or for a longer period, in Landlord's name or as agent of Tenant; and
(iv) Landlord may declare all Rent and Additional Rent due or to become due for the entire Lease Term immediately due and payable and accelerate same so that the full amount of all such rent shall become immediately due and payable by Tenant and paid to Landlord upon demand; (v) Landlord may collect all unpaid Rent and Additional Rent by distress or otherwise; and (vi) Landlord may take any and all other action and pursue all other rights and remedies provided at law or under this Lease. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due on any such reletting, though Landlord agrees to exercise due diligence to relet the Premises. Such reletting shall be in Landlord's sole discretion and Landlord shall not be required to accept any tenant or any tenant offered by Tenant or observe any instructions given by Tenant concerning such reletting. If Landlord does relet, the amount collected or received as a result of such reletting, shall be applied first to reimburse Landlord for the cost of retaking, repossession, repairing and/or altering the Premises, and the cost and expense of removing all persons and property therefrom, then to reimburse Landlord for the cost of securing any new tenants, and, if Landlord shall maintain and operate the Premises, the cost of operating and maintaining the Premises, and finally Landlord may retain any balance remaining on account of the liability of Tenant to Landlord for the sum equal to all Rent and Additional Rent unpaid by Tenant for the remainder of the Lease Term, it being understood and agreed that no reentry by Landlord, whether had or taken under eviction proceedings or otherwise, shall absolve or discharge Tenant from liability under this Lease.

         SECTION 18.3 DEFICIENCIES. Should Landlord relet the Premises, and should any amount collected by Landlord from such reletting be insufficient to fully pay to Landlord a sum equal to all Rent and Additional Rent, the balance or deficiency shall be paid by Tenant on the day that each rental payment is due and payable by the new tenant. Tenant shall be and remain liable for any deficiency. The right of Landlord to recover from Tenant any deficiency or a sum equal to all Rent and Additional Rent, if there shall be reletting, shall survive the issuance of any dispossessory warrant or other termination of this Lease, and Landlord shall be entitled to retain any surplus. Landlord shall have the election, in place and instead of holding Tenant liable for any deficiency, to recover against Tenant as damages for loss of the bargain and not as a penalty in addition to any other damages becoming due under Article 18, an aggregate sum which, at the time of termination of this Lease or recovery of possession of the Premises by Landlord, as the case may be, represents the then present worth based upon a discount rate used by investors in the market place for similar type properties, of the aggregate of the Rent and Additional Rent that would have accrued for the balance of the Lease Term.

         SECTION 18.4 WAIVER. Tenant, for and on behalf of itself, and all persons claiming by, through or under Tenant, waives any and all right of redemption, of reentry, of repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by judgment or by warrant of any court or judge or in case of reentry or repossession by Landlord or in case of any expiration or termination of this Lease. Landlord and Tenant, so far as permitted by law, waive and will waive trial by jury in any action, proceeding or counterclaim brought by either of the Parties against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant's use or occupancy of the Premises or any claim of injury or damage. The terms "enter", "reenter", "entry" or "reentry", as used in this Lease are not restricted to their technical legal meaning.

         SECTION 18.5 NO WAIVER. No failure by Landlord to insist upon the strict performance of any term of this Lease or to exercise any right or remedy upon a breach, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any term. No waiver, modification or supplement of any portion of this Lease or any breach shall be effective unless in a written instrument executed by the Party against whom enforcement is sought. Each right and remedy of Landlord shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law. The exercise by Landlord of any one or more of the rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies. If Tenant defaults in the performance of any of the terms of this Lease and Landlord places the enforcement of this Lease in the hands of an attorney, or files suit upon the same, Tenant agrees to pay to Landlord reasonable attorney fees, which shall constitute Additional Rent and shall be collectible as such.

         SECTION 18.6 SAME REMEDIES AS RENT. If Tenant fails to pay any Additional Rent when due, Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided this Lease or by law for non-payment of Rent.

                                   ARTICLE 19
                                    NOTICES

         Whenever this Lease provides herein that notice, demand, request, consent, approval or other communication (collectively "Communication") shall or may be given to or by, or served upon, either of the Parties by the other, each such Communication shall be in writing and, any law or statute to the contrary notwithstanding, shall be effective for any purpose if given or served by registered or certified mail, postage prepaid, return receipt requested, Federal Express (or other air delivery service) as follows:

                 (a) If by Landlord: to Tenant addressed to Tenant at the address of the Premises or at such other address as Tenant may from time to time designate by notice given to Landlord as provided in this Article.

                 (b) If by Tenant: to Landlord addressed to Landlord at the address on page 1 or at such other address as Landlord may from time to time designate by notice given to Tenant as provided in this Article.

Every Communication shall be deemed to have been given or served at the time that the same shall be deposited in the United States mails, postage prepaid, in the manner aforesaid or if given otherwise, then upon receipt but if receipt is refused, then upon the date delivery would otherwise have been made. Nothing contained in this Article shall be construed to preclude personal service of any notice, demand, request, approval or other communication in the same manner that personal service of a summons or other legal process may be made.

                                   ARTICLE 20
                                 MISCELLANEOUS

         SECTION 20.1 USE OF CERTAIN WORDS. The words "herein", "hereinafter", "hereof" and "hereunder" in this Lease refer to this Lease as a whole and not merely to the particular article, section or subsection in which such words appear, unless the context otherwise requires.

         SECTION 20.2 CAPTIONS. The captions of this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

         SECTION 20.3 COST OF PERFORMANCE. Whenever it is indicated in this Lease that Landlord or Tenant may, shall or will perform any act then such act shall be performed at the sole cost and expense of the performing Party.

         SECTION 20.4 ENTIRE AGREEMENT. This Lease contains the entire agreement between the Parties and cannot be changed or terminated orally, but only by an instrument in writing executed by the Party against whom enforcement of any waiver, change, modification or discharge is sought.

         SECTION 20.5 TIME OF ESSENCE. Time is of the essence of this Lease and this applies to all terms and conditions contained therein.

         SECTION 20.6 SUCCESSOR AND ASSIGNS. The agreements, terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the Parties and their respective heirs, personal representatives, successors and, except as otherwise provided this Lease, their assigns.

         SECTION 20.7 ESTOPPEL CERTIFICATES. Tenant shall, within 10 days after receipt of request from Landlord, execute, acknowledge and deliver to Landlord or any Mortgagee or any proposed purchaser or Mortgagee of the Premises, without charge, a duly executed recordable certificate certifying that this Lease is valid and subsisting and in full force and effect and unmodified, or if modified, stating such modification, whether there are any offsets or defenses which Tenant then may have and such other information regarding the status of this Lease as may be reasonably requested.

         SECTION 20.8 COMPLIANCE WITH MORTGAGES. As a condition of this Lease, Tenant agrees that it will not create or permit to be created any condition or do or permit to be done any act or thing which may be prohibited by the terms of any Mortgage, notwithstanding anything in this Lease to the contrary. Except for payment of principal or interest, Tenant shall comply with all of the obligations of the owner of the Premises under any existing Mortgage, including, without limitation, insurance requirements.

         SECTION 20.9 INVALIDITY OF CERTAIN PROVISIONS. If any provision of this Lease or its application to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or its application to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected and each term and provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

         SECTION 20.10 LANDLORD EXCULPATION. Notwithstanding anything to the contrary in this Lease, neither Landlord nor any party beneficially interested in the Property shall have any personal liability for any matter in connection with this Lease or its obligations as owner of the Premises except to the extent of its interest in the Premises. Tenant will not institute, seek or enforce any personal or deficiency judgment against Landlord or any of Landlord's officers, directors, shareholders or partners or their property, except the Premises, which shall be available to satisfy any such judgment.

          SECTION 20.11 RADON. In accordance with the requirements of Florida Statutes Section 404.056(6), the following notice is given to Tenant:

         Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

         IN WITNESS WHEREOF, the Parties have executed this Lease the day and year first above written.

Signed, sealed and delivered                       LANDLORD
in the presence of:

                                                   DEERWOOD REALTY PARTNERS,
                                                   LTD., a Florida limited
                                                   partnership
Sign: /s/ JoAnn M. Bogdnasky
- ------------------------------
Print Name: JoAnn M. Bogdansky
                                                   By: DEERWOOD REALTY
                                                       PARTNERS, INC., a
                                                       Florida corporation,
                                                       General Partner
Sign: /s/ Susan M. Wigton
- ------------------------------
Print Name: Susan M. Wigton
(As to Assignee)
                                                   By: /s/ Mark J. Gordon
                                                      -------------------------
                                                      Mark J. Gordon,
                                                      President



                                                   TENANT

                                                   PRECISION RESPONSE
                                                   CORPORATION
/s/ JoAnn M. Bogdansky
- ------------------------------
Print Name: JoAnn M. Bogdansky

/s/ Susan M. Wigton
- ------------------------------
Print Name: Susan M. Wigton                        By: /s/ David Epstein
                                                      -------------------------
                                                      David Epstein, President

                                  EXHIBIT "A"

                                    PREMISES

                               LEGAL DESCRIPTION

         Deerwood Park of Industry, Lot #8

         Lot 8, Block 3, Deerwood Park of Industry, Section 1, Plat Book 118, Page 31 of the Public Records of Dade County, Florida.